CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James R. Bond, President, Chief Executive Officer and a director of Kelso Technologies Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 20-F of Kelso Technologies Inc. for the fiscal year ended December 31, 2020 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kelso Technologies Inc.

Dated: March 31, 2021

/s/ James R. Bond
James R. Bond
President, Chief Executive Officer and a director
Kelso Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kelso Technologies Inc. and will be retained by Kelso Technologies Inc. and furnished to the Securities and Exchange Commission or is staff upon request.